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                                                                    EXHIBIT 21.1

                              SUBSIDIARIES OF FPC

                                                         JURISDICTION OF INCORPORATION
NAME                                                             OR FORMATION
----                                                     -----------------------------
Michaelson Kelbick Partners Inc........................            New York
FPC Information Corp...................................            New York
Aspen Capital Management, LLC..........................            New York